Exhibit 4.8
SEVENTH AMENDMENT
to the
RESTATEMENT OF THE
MOOG INC. RETIREMENT SAVINGS PLAN
WHEREAS, pursuant to Section 10.1 of the Moog Inc. Retirement Savings Plan (the “Plan”), Moog Inc. (the “Corporation”) reserved the right to amend the Plan; and
WHEREAS, the Corporation wishes to amend the Plan to provide certain Plan benefits for Flo-Tork bargaining unit employees; and
NOW, THEREFORE, the Plan is hereby amended as follows:
1.Effective September 1, 2016, Section 1.3(t) is hereby amended by adding the following new paragraph at the end thereof:
Notwithstanding the foregoing, effective December 1, 2016, the term “Eligible Employee” will include any Employee who is a Flo-Tork Bargaining Unit Employee.
2.
    Effective September 1, 2016, Section 1.3 is hereby amended by adding the following new subsections at the end thereof:
(ddd)    Flo-Tork Bargaining Unit Employee means an Employee who is (i) employed by the Company’s Moog Flo-Tork division, (ii) compensated on an hourly basis, and (iii) included in a unit of employees covered by a collective bargaining agreement between the Company and employee representatives (within the meaning of Code Section 7701(a)(46)), the terms of which provide for participation in the Plan.
(eee)    Flo-Tork DB Plan means the Flo-Tork, Inc. Defined Benefit Plan and Trust.
(fff)    Moog ERP means the Moog Inc. Employees’ Retirement Plan.
3.
    Effective September 1, 2016, Section 2.1(b) is hereby amended by adding the following sentence at the end thereof:
Notwithstanding the foregoing, an Eligible Employee who is a Flo-Tork Bargaining Unit Employee (1) will be eligible to make Salary Reduction Contributions and receive Matching Contributions on the first Entry Date following the later of (x) the date he or she commences employment with the Company or (y) November 30, 2016, and (2) will not be eligible to participate in any ESOP Contributions at any time.
4.
    Effective September 1, 2016, Section 2.1(c) is hereby amended by adding the following sentence at the end thereof:
Notwithstanding the foregoing, an Eligible Employee who is a Flo-Tork Bargaining Unit Employee is eligible to become an Eligible Participant on the first day of the first administratively practicable payroll period following the later of: (1) his or her completion of one Year of Participation Service, or (2) November 30, 2016.
5.
    Effective September 1, 2016, Section 3.18(c) is hereby amended to read as follows:
(c)    Qualified Participant.
(1)    In General. For purposes of the Retirement Contribution, a “Qualified Participant,” with respect to any Plan Year, is any Eligible Participant who is not a Flo-Tork Bargaining Unit Employee and who either -
(i)    Was an Election Eligible Employee, as defined in the Moog ERP, and made an election, or is deemed to have made an election, under Section 4.1(o)(ii) of the Moog ERP, to receive post-March 31, 2008 benefit accruals in the form of Retirement Contributions under this Plan;
(ii)    Never became a participant in the Moog ERP and became an Eligible Participant with respect to this Plan on or after April 1, 2008;
(iii)    Was a participant in the Moog ERP who (A) terminated employment with the Company before January 1, 2008, (B) was reemployed by the Company during the period beginning on January 1, 2008 and ending March 31, 2008, (C) ceased accruing benefits under the Moog ERP as of March 31, 2008 pursuant to Section 4.1(o)(I), and (II) is deemed to have made the election described in Section 4.1(o)(ii) of the Moog Inc. Employees’ Retirement Plan; or

(iv)    Was a participant in the Moog ERP who was reemployed by the Company after March 31, 2008.
(2)    Flo Tork Bargaining Unit Employees. For purposes of the Retirement Contribution, effective December 1, 2016, a “Qualified Participant,” with respect to any Plan Year, is any Eligible Participant who is a Flo-Tork Bargaining Unit Employee and who either –
(i)    Was an Election Eligible Employee, as defined in the Flo-Tork DB Plan, and made an election, or is deemed to have made an election, under Flo-Tork DB Plan Section 5.1(f)(2), to receive post- November 30, 2016 benefit accruals in the form of Retirement Contributions under this Plan;
(ii)    Never became a participant in the Flo-Tork DB Plan and became an Eligible Participant with respect to this Plan on or after December 1, 2016;
(iii)    Was a participant in the Flo-Tork DB Plan who (A) terminated employment with the Company before September 1, 2016, (B) was reemployed by the Company during the period beginning on September 1, 2016 and ending November 30, 2016, (C) ceased accruing benefits under the Flo-Tork DB Plan as of November 30, 2016 pursuant to Flo-Tork DB Plan Section 5.1(f)(I), and is deemed to have made the election described in Flo-Tork DB Plan Section 5.1(f)(2); or
(iv)    Was a participant in the Flo-Tork DB Plan who was reemployed by the Company after November 30, 2016.

To the extent that any provisions of this Amendment are inconsistent with Plan provisions, this Amendment will supersede the Plan. In all other respects, the Plan remains unchanged.
MOOG INC.
Dated: August 9, 2016            By: /s/ Gary A. Szakmary
Name: Gary A. Szakmary

Title: VP & CHRO